Sookochoff Consultants Inc.
1305- 1323 Homer Street
Vancouver BC, V6B 5Tl

November 13,2005

US Securities and Exchange Commission
450- 5th Street N.W.
Washington DC 20549

Re:        Dhanoa Minerals Ltd "the Company" Form SB2 Registration Statement

Dear Sir or Madame,

We hereby consent to the inclusion or incorporation in the Company's Registration Statement on Form SB2 of my report dated October 19,2005 entitled "Geological Evaluation Report on the Close Allies Property located in the Albemi Mining Division, British Columbia, Canada."

Yours Truly,

/s/ Laurence Sookochoff

Laurence Sookochoff, P. Eng.